Exhibit 4-6


                              CERTIFICATE OF TRUST
                                       OF
                          PECO ENERGY CAPITAL TRUST VI

         The undersigned, the trustees of PECO Energy Capital Trust VI, desiring to form a statutory trust pursuant to Delaware Statutory Trust Act, 12 Del. C.
Section 3801 et seq., hereby certify as follows:

         1. Name. The name of the trust (the "Trust") formed hereby is PECO Energy Capital Trust IV.

         2. Delaware Trustee. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                                Wachovia Trust Company, National Association
                                One Rodney Square
                                920 King Street, Suite 102
                                Wilmington, DE 19801
                                Attn:  Rita Marie Ritrovato, Trust Officer

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of May 8, 2003.



                                /s/  J. Barry Mitchell
                                ------------------------------------------------
                                J. Barry Mitchell, as Administrative Trustee



                                WACHOVIA TRUST COMPANY, NATIONAL
                                ASSOCIATION, as Trustee


                                By:      /s/  Rita Marie Ritrovato
                                         ---------------------------------------
                                         Name:  Rita Marie Ritrovato
                                         Title:  Trust Officer